Exhibit 99.1

SUI Group Reports Third Quarter 2026 Financial and Operating Results

Advancing SUI Treasury Strategy, Reducing costs, While Pursuing High-Conviction Growth Opportunities Across Digital Assets, Fintech and Artificial Intelligence

Total SUI Holdings of 109,290,995 (Including Digital Asset Loans and Receivables) as of November 2, 2026

WAYZATA, MN, November 5, 2026 – Sui Group Holdings Limited (NASDAQ: SUIG) (“SUI Group,” “SUIG” or the “Company”) today announced its financial and operating results for the third quarter ended September 30, 2026, along with an update on its SUI treasury strategy.

“During the third quarter, we continued to identify opportunities to put our balance sheet to work to generate attractive, risk-adjusted returns and enhance the long-term value of our treasury,” said Marius Barnett, Chairman of the Board. “With approximately 109.3 million SUI tokens held across our treasury, lending arrangements and receivables, we have built a substantial position in the Sui ecosystem. Our staking strategy continues to generate SUI-denominated yield, enabling us to enhance the productivity of our holdings while preserving exposure to the network’s long-term growth. We believe the combination of our scale, yield-generating activities and disciplined approach to capital allocation provides a strong foundation for creating value beyond simply holding SUI.”

“Beyond our treasury operations, we see an important opportunity to contribute to the continued development and adoption of the Sui ecosystem. Through our relationships with the Sui Foundation and leading protocols, we are working to support the expansion of the network’s financial applications and broader utility. We are also evaluating high-conviction investment opportunities across the digital assets, financial technology and artificial intelligence sectors, building on the strategic investments we have made to date. We are taking a selective approach to deploying capital, with an emphasis on attractive risk-adjusted returns, balance sheet productivity and opportunities that can generate lasting value for our shareholders.”

The Company also served as a Platinum Sponsor of Sui Basecamp 2026, the Sui ecosystem’s flagship annual event, held October 7-8 in Singapore alongside TOKEN2049. The event provided an opportunity to deepen connections between SUI Group, the Sui Foundation and other leading members of the Sui ecosystem. Sui Basecamp featured the SUIG Arena, which hosted a live trading competition, and a fireside discussion featuring SUI Group Board Director Brian Quintenz, former Commissioner of the U.S. Commodity Futures Trading Commission.

Q3 2026 Financial Summary (vs. Q3 2025)
Highlights from the Company’s results for the third quarter of 2026 from its SUI treasury, as well as its legacy commercial short-term non-bank lending and specialty finance business, were as follows:

•
Total Revenue and Other Income: Total revenue and other income in Q3 2026 (excluding net realized and unrealized losses on investments) was $557,000 compared to $2.6 million in the same period last year. The decrease was primarily driven by lower investment and interest income from the legacy loan portfolio and lower SUI staking revenue in dollars, due to the decline in the market price of SUI when rewards were earned.

•
Digital Asset Gains and Losses: The Company’s third quarter 2026 results include approximately $54.7 million in net gains on digital assets and receivables, consisting of $82.7 million in net unrealized gains (including $3.0 million of amortized deferred income), partially offset by $28.0 million in realized losses associated with digital asset trading activities. The unrealized gains primarily reflect changes in the fair value of the Company’s digital assets and receivables, including the amortization of deferred income related to its SUI purchases. The realized losses were primarily attributable to high-frequency trading activities. These amounts largely reflect the U.S. GAAP accounting treatment of the Company’s digital asset holdings and changes in SUI’s market price, rather than corresponding cash inflows or outflows of the same amounts.

•
Net Income (Loss): Net income for the third quarter of 2026 increased significantly to $47.7 million, or $0.59 per diluted share, compared to a net loss of $44.3 million, or $(0.72) per diluted share, in the same period last year.

SUI Group Treasury Update
•	Treasury: 109,290,995 SUI (including 6,000,000 SUI loan receivables) as of November 2, 2026.
•
SUI Value: Approximately $98.4 million using the November 2, 2026, price of $0.90 per SUI[1]. Please refer to mNAV calculation in this announcement for the reconciliation between US GAAP and non-GAAP numbers.

•
SUI per Share: Using fully adjusted shares[2] issued and outstanding as of November 2, 2026, of 80.9 million shares, SUI Group’s treasury remained flat at 1.35 SUI per share of common stock (vs approximately 1.35 on August 3, 2026), or $1.22 per share of common stock (vs $0.93 on August 3, 2026).

•
Staking: A significant majority of the Company’s SUI is being staked, earning an approximate 1.5% annualized yield during the three-month period ended September 30, 2026. The current estimated daily yield is approximately 4,000 SUI.

Conference Call and Webcast Details
The Company will conduct a conference call today, November 5, 2026, at 5:00 p.m. Eastern time to discuss its financial and operating results for the third quarter ended September 30, 2026.

SUI Group’s executive team will host the conference call, followed by a question-and-answer session.

Date: Thursday, November 5, 2026
Time: 5:00 p.m. ET
Toll-free dial-in number: (877) 407-6176
International dial-in number: (201) 689-8451
Webcast: SUIG’s Q3 2026 Earnings Conference Call

Participants can also access the Company’s earnings call using the call me option here for instant telephone access to the event, which will be active approximately 15 minutes before the scheduled start time.

1 Based on SUI/USD price on November 2, 2026, as reported by Coinbase.
2 Includes issued shares, as well as issued but unexercised pre-funded warrants.

If you have any difficulty registering or connecting with the conference call, please contact Elevate IR at (720) 330-2829.

The conference call will also be available for replay on the investor relations section of the Company’s website at www.SUIG.io.

About Sui Group Holdings Limited
SUI Group is the only publicly traded company with an official Sui Foundation relationship, providing institutional-grade exposure to the Sui blockchain. Sui’s high-speed, horizontally scalable architecture positions it as one of the leading blockchains designed for mass adoption, powering next-generation applications in finance, gaming, agentic finance and beyond. Through its industry-first SUI treasury strategy, SUI Group is building a premier, foundation-backed digital asset treasury platform designed for scale, transparency and long-term value creation. The Company also seeks to enhance balance sheet productivity by investing opportunistically in the SUI ecosystem and allocating capital to high-conviction growth themes across the wider digital asset, financial technology and artificial intelligence sectors. The Company has continued its specialty finance operations while executing its SUI treasury and high-conviction growth strategies. For more information, please visit www.SUIG.io.

Supplemental Information on mNAV
SUIG estimates its mNAV by dividing the aggregate value of its digital assets, cash balances and other NAV by the number of its outstanding common stock (including pre-funded warrants). Using the closing price of SUIG common stock and SUI token price on November 2, 2026, SUIG is trading at an approximate mNAV of 0.72x, with calculation details below.

M / NAV Calculation

Outsanding Shares incl. Pre-Funded Warrants	80,897
Current Share Price [November 2, 2026]	$1.03
Market Cap	$83,323

SUI/Share	1.35

NAV

SUI Holdings	$98,362
- number	109,290,995
- current price [November 2, 2026]	$0.90
USDC / USDT / SuiUSDe / Cash (available for SUI purchases)	$10,188
Other NAV	$7,815
- portfolio investments	$625
- Nof1	$3,000
- Recursive Ai	$3,030
- other Net Assets	$1,160

NAV	$116,365

M/NAV	0.72x

Supplemental Measures
The Company uses mNAV to help assess the performance of its strategy of acquiring and deploying SUI in a manner the Company believes is accretive to shareholders. The Company believes that mNAV can assist investors in understanding how the Company chooses to fund purchases of and deploy SUI and the value created by such purchases. Such metrics have inherent limitations including not taking into account that our assets are subject to all existing and future liabilities. Such metrics are not, and should not be understood as financial performance, valuation, or liquidity measures and may not be comparable to similarly titled measures of other companies. Other companies, including other companies with digital asset treasuries, may calculate mNAV or similarly titled metrics differently, limiting the usefulness of the measure for comparative purposes. Although mNAV incorporates the label “NAV,” it is not equivalent to “net asset value” or “NAV” or any similar metric in the traditional financial context.

The trading price of the Company’s common stock is informed by numerous factors in addition to Company’s SUI holdings and its actual or potential shares of common stock outstanding, and as a result, the trading price of the Company’s common stock can deviate significantly from the market value of the Company’s SUI holdings, and mNAV is not indicative or predictive of the trading price of the Company’s common stock.

Such metrics are merely supplements, not substitutes for the financial statements and other disclosures contained in the Company’s SEC filings. Investors should rely on the financial statements and other disclosures contained in the Company’s SEC filings.

Non-GAAP Financial Information
This press release includes certain non‑GAAP financial measures that are not presented in accordance with U.S. generally accepted accounting principles (“GAAP”). These non‑GAAP financial measures are mNAV, NAV (as used in the calculation of mNAV), SUI value, SUI per share (expressed in SUI tokens and in U.S. dollars), and total revenue and other income.

SUI Group uses these non‑GAAP financial measures to supplement its GAAP results in order to provide investors with additional insight into the Company’s SUI treasury and net assets at prevailing market prices, and to facilitate comparisons across reporting periods. Management believes these non‑GAAP measures are useful to investors because they present the Company’s SUI holdings and certain other assets at prevailing market prices rather than at GAAP carrying values and, in the case of total revenue and other income, exclude net realized and unrealized gains and losses on investments.

These non‑GAAP financial measures should not be considered in isolation or as a substitute for, or superior to, financial measures prepared in accordance with GAAP. The principal limitations of these non‑GAAP measures are that they use prevailing market prices rather than GAAP carrying values and, in the case of total revenue and other income, exclude losses that are required to be recorded under GAAP and that may have a material impact on the Company’s financial results. In addition, other companies, including companies in the digital asset and financial services industries, may calculate similarly titled non‑GAAP measures differently, which limits their usefulness for comparative purposes.

To compensate for these limitations, SUI Group encourages investors to review the Company’s non‑GAAP financial measures together with the most directly comparable GAAP financial measures, which are presented in the table below.

GAAP to mNAV Reconciliation - thousands

Total Shareholders' Equity - 30 Sep 2026	133,409

GAAP Adjustments 1

Digital Asset Loan Receivable	(6,006)
Digital Assets	(106,271)
Digital Asset Receivable	(23,510)
Deferred Income	10,871

Other Adjustments 2

SUI - Including Digital Asset Receivables	98,361.896
SuiUSDe	10,035.434
Movement in Cash Balances Since 30 Sep 2026	(525.125)

NAV	116,365.205

Notes:

1 - SUI tokens, digital asset receivables and deferred income as at 30 June 2026 reversed
2- SUI tokens, SUI loans and SuiUSDe added back at prevailing market prices

Forward Looking Statements
This press release contains “forward-looking statements” as that term is defined in Section 27A of the United States Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are neither historical facts nor assurances of future performance. You should not place undue reliance on any of these forward-looking statements. Forward-looking statements can be identified by the use of forward-looking terminology including “may,” “believe,” “expect,” “intend,” “anticipate,” “plan,” “should,” “estimate,” “continue,” “potential,” “will,” “seek,” “pursuing,” “working to,” “building,” “designed” or other similar words and include the Company’s expectation of future performance contained herein. These statements include, but are not limited to, expectations regarding the Company’s future performance and growth, its ability to successfully execute its strategic plans, the Company’s digital asset treasury, the implementation of the Company’s stablecoin strategy, and the nature and performance of digital assets held by the Company.

Forward-looking statements are subject to significant risks and uncertainties, many of which are beyond the Company’s control. Actual results may differ materially from those expressed or implied in these statements due to various factors, including but not limited to: the inherent volatility and risks associated with investing in SUI, the risk that the Company’s stock price may be highly correlated to the price of the digital assets that it holds, challenges in executing a treasury diversification strategy, the capabilities and limitations of the SUI blockchain, the competitive environment of the Company’s business among others, the inherent uncertainties associated with the Company’s business strategy, risks relating to minority investments in other sectors including financial technology and artificial intelligence, risk of nonperformance by borrowers, service providers and other counterparties, government regulation of cryptocurrencies; tax treatment of crypto assets; access to financing and dilution; the material weakness in ICFR; cyber and security breaches of Company or counterparties; conflicts of interest from affiliates (Karatage); potential litigation; Company’s ability to achieve profitable operations and the risk factors and other factors noted in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025, any Quarterly Reports on Form 10-Q and the other documents that the Company files with the Securities and Exchange Commission from time to time. The risk factors and other factors noted therein could cause actual results to differ materially from those contained in any forward-looking statement. The Company disclaims any duty to update and does not intend to update any forward-looking statements, all of which are expressly qualified by the statements in this section, to reflect events or circumstances after the date of this press release, except as may be required by law.

Contacts
Media Contact
Gasthalter & Co.
SUIG@gasthalter.com

Investor Relations Contact
Elevate IR
(720) 330-2829
SUIG@elevate-ir.com

SUI GROUP HOLDINGS LIMITED
CONDENSED BALANCE SHEETS
(In thousands, except for share and per share data)

	September 30, 2026 (unaudited)	December 31, 2025 (audited)
Assets
Current Assets
Cash and cash equivalents	$678	$21,936
Equity investments	616	956
Debt investments	—	3,414
Interest and dividend receivable, net	—	758
Digital asset loan receivable, net	—	1,305
Digital asset receivable, net	—	29
Prepaid expenses	1,852	1,806
Income tax receivable	131	131
Total current assets	3,277	30,335

Digital assets	106,271	147,415
Digital asset loan receivable, net	6,006	2,306
Digital asset receivable, net	23,510	—
Debt investments	—	10,244
Equity investments	6,030	—
Other assets	9	65
Total Assets	$145,103	$190,365

Liabilities and Shareholders' Equity
Current Liabilities
Accounts payable and other liabilities	823	858
Deferred income	10,871	11,859
Total current liabilities	11,694	12,717
Long Term Liabilities
Deferred income	—	7,906
Total long-term liabilities	—	7,906

Total liabilities	$11,694	$20,623

Commitments and Contingencies	—	—
Shareholders' Equity
Common stock, par value $0.001 per share (2,000,000,000 authorized; 76,802,872 issued and outstanding)	77	77
Additional paid-in capital	437,632	431,800
Accumulated deficit	(304,300)	(262,135)
Total shareholders' equity	133,409	169,742
Total liabilities and shareholders' equity	$145,103	$190,365

See accompanying Notes to Financial Statements

SUI GROUP HOLDINGS LIMITED
CONDENSED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except for share and per share data)

	Three Months Ended		Nine Months Ended
	September 30, 2026	September 30, 2025	September 30, 2026	September 30, 2025
Revenues
SUI staking revenue	$258	$1,014	$1,108	$1,014
Digital lending interest income	53	—	159	—
Investment income	—	—	—	1,726
Total Revenues	311	1,014	1,267	2,740
Operating (Income) Expenses
Professional fees	966	517	3,060	758
Stock-based compensation	1,891	2,262	5,832	2,262
Asset and strategic management fees	236	438	862	438
Compensation expense	468	338	1,364	721
Insurance	379	304	1,275	328
Unrealized (gain) loss on digital assets and receivable, net	(82,686)	60,764	(66,332)	60,764
Realized loss on digital assets, net	27,964	—	81,729	—
Impairment of digital asset receivable	—	—	1,367	—
Provision for credit losses	1,004	—	2,074	—
Net realized and unrealized gain on investments	—	—	—	(477)
Other general and administrative	240	54	437	101
Total Operating (Income) Expenses	(49,538)	64,677	31,668	64,895
Operating Income (Loss)	$49,849	$(63,663)	$(30,401)	$(62,155)
Other Income (Loss)
Investment income	154	1,621	979	1,621
Net realized and unrealized gain (loss) on investments	(2,405)	525	(13,073)	525
Other income	92	—	330	—
Total Other Income (Loss)	(2,159)	2,146	(11,764)	2,146
Income (Loss) Before Taxes	$47,690	$(61,517)	$(42,165)	$(60,009)

Provision for Income Taxes	—	(17,250)	—	(16,871)
Net Income (Loss)	$47,690	$(44,267)	$(42,165)	$(43,138)

Earnings per Share
Basic	$0.59	$(0.72)	$(0.52)	$(1.75)
Diluted	$0.59	$(0.72)	$(0.52)	$(1.75)

Weighted-average number of common shares outstanding - basic	80,896,554	61,132,687	80,896,554	24,706,108
Weighted-average number of common shares outstanding - diluted	80,896,554	61,132,687	80,896,554	24,706,108

See accompanying Notes to Financial Statements